UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377
Vero Beach, Florida 32963

(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

●	On June 28, 2026, Mitesco, Inc., a Nevada corporation (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with an institutional investor (the “Investor”), pursuant to which the Investor is committed to purchase up to $30MM dollars of shares of the Company’s (the “Total Purchase Committment”).

●	In consideration for the Investor’s commitment to purchase shares of common stock under the Purchase Agreement, the Company has issused to the Investor aConvertilble Promissory Note in the amount of $600,000 (the “Committment Note”). Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, shares of common stock in an amount up to the Total Purchase Committment. Sales under the Purchase Agreement will not commence until all of the conditions set forth in the Purchase Agreement have been satisfied, including that the Registration Statement is declared effective by the Securities and Exchange Commission (the “SEC”) and the final Prospectus in connection therewith is filed.

●	Thereafter, the Company may, subject to the satisfaction of certain additional conditions set forth in the Purchase Agreement, from time to time and in its sole discretion on any trading day that it selects provided,that the of the common stock is equal to or greater than $0.01 and that all shares of common stock subject to all prior purchases have been properly delivered to the Investor in accordance with the Purcahse Agreement, direct the Investor to purchse up to a number of shares of common stock equal to in the case of a fixed price purchase the lesser of (i) ninety percent (90%) of the average of the VWAP as for the five (5) trading days immediately proceeding the applicable fixed price date for such fixed purchsae and (ii) ninety percent (90%) of the lowest sale price of a share of common stock on the applicable fixed purchase date for such fixed purchase during the full trading day on the eligible market on such applicable purchase date.

●

The maximum fixed purchase amount shall be the lesser of (i) $250,000 and (ii) 20shares of common stock. In case of a VWAP Purchase, the lower of (i) the VWAP for the applicable VWAP purchase period during the applicable VWAP purchase date for such VWAP purchcase, (ii) the lowest traded price of the common stock during the five trading days immediately proceeding the VWAP purchase date and (iii) the closing sale price of the common stock on such applicable VWAP purcahse date for such VWAP purchase. The maximum amount for a VWAP purchase shall equal the lesser of (i) $250,000, (ii) thirty percent (30%) of the trading volume of the Company’s common stock on the eligible market during the applicable VWAP purchase period on the applicable VWAP purchse date and (iii) 300 percent (300%) of the number of shares of common stock included in the fixed purchase notice delivered concurrently with such applicable VWAP purchsae notice.

The Company will control the timing and amount of any sales of common stock to the Investor. The Purchase Price per share will be equatibily adjusted for any reorganziation, recapitalization, noncash dividend, stock split or any other similar transaction occuring after the date of the Purchase Agreement.

Notwithstanding the foregoing, the Purchase Agreement prohibits the Company from directing the Investor to purchase any shares of common stock if those shares, when aggregated with all other shares of common stock then beneficially owned by the Investor and its affiliates, would result in the Investor and its affiliates having beneficial ownership at any single point in time of more than 4.99% of the then total outstanding shares of common stock, as calculated pursuant to Section 13(d) of the Securities ExchangeAct of 1934, as amended, and Rule 13d-3 thereunder.

●

The Purchase Agreement prohibits the Company from entering into any other “equity line of credit,” “at the market offering” or other similar continuous offering in which the Company offers, issues or sells common stock or other equity securities at a future determined price.

The Company may at any time terminate the Purchase Agreement without fee, penalty or cost upon one (1) trading day’s written notice. The Investor may also terminate the Purchase Agreement upon ten (10) trading day’s written notice under certain circumstances set forth in the Purchase Agreement. The Investor may not assign or transfer its rights and obligations under the PurchaseAgreement.

●	Pursuant to the Registration Rights Agreement, the Company agreed to register all shares of common stock issuable to the Investor under the Purchase Agreement (the “Registrable Securities”). The Company agreed to file an initial registration statement (the “Registration Statement”) with the SEC as soon as practicable, but in no event later than the forty-fifth (45th) calendar day after the date of the Registration Rights Agreement. If at any time all Registrable Securities are not covered by the Registration Statement, and if the Company desires to sell additional shares to the Investor under the Purchase Agreement, the Company shall then use its reasonable best efforts to file with the SEC one or more additional registration statements so as to cover all of the Registrable Securities not covered by the Registration Statement. Pursuant to the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing, but in no event later than the earlier of (i) the Sixtieth (60th) calendar day after the date of the Registration Rights Agreement, and (ii) the third (3rd) business day following the date the Company is notified by the SEC that the Registration Statement will not be reviewed.

●	The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Actual sales of shares of common stock to the Investor will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the common stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The Investor has covenanted not to cause or engage in, in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock.

●	This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there by any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and Convertible Note are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information disclosed in Item 1.01 of this Form 8-K regarding the issuance of the Note is incorporated herein by reference. The Note was issued pursuant to the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and/or by Rule 506 of Regulation D promulgated thereunder.

Series X Preferred Stock dividend payments for Q1 FY2026

The Company has 42,103 shares of its Series X Preferred stock whose total face value is $1,052,575, and which bears interest at 10% annually. The interest can be paid through the issuance of restricted common stock priced using the closing price per share on the 15th of each month. The Company will issue a total of 454,052 shares of restricted common stock for the payment of its dividends on its Series X Preferred shares for Q2 FY2026. The issuances will be as follows: Leath – 42,154 shares, Balencic – 42,154 shares, Valania – 21,078, Mitchell – 21,078, Clifton – 21,078 shares, Anglo Irish – 306,510 shares.

Series A Preferred Stock redemptions for Q2 FY2026

As a part of its FY2024 Restructuring Plan the Company issued to certain holders of its notes and other securities a newly created a new Series A Amortizing Convertible Preferred Stock (the “Series A Shares” or “Series A Preferred Stock”) whose stated value is $25 per share. The Series A Shares may be converted into shares of common stock by dividing the stated value by $4.00 (the “Conversion Price”). The Series A Shares may be converted at the option of the holder at any time, or mandatorily by the Company if certain conditions set forth in the certificate of designation are met. As stipulated in the certificate of designation, unless converted, shares of Series A Preferred Stock will be redeemed by the Company, using common stock, or cash, 1/36th of the remaining amounts monthly beginning in January 2025. The cash redemption shall be 105% of the original price of the Series A Preferred Stock (as adjusted) and common stock redemption shall be at a 10% discount to the average of the five lowest closing prices over a 30-trading day period. The Company intends to accrue the redemption shares monthly and issue any shares to be used thereunder quarterly to reduce its expense. Each of the holders has agreed not to hold at any point in time more than 4.9% of the Company’s common stock, which has served to reduce the rate of redemption for the Series A Preferred shares.

The Company issued a total of 3,698,147 shares in redemption of approximately $203,000 of its Series A Preferred Stock for Q2. The issuances were as follows: Pinz Capital – 389,296 shares, GS Capital – 1,026,089 shares (reduced from allowable to stay under 5% in total holdings), Jefferson Street – 230,583 shares, AJB – 1,026,089 shares (reduced from allowable to stay under 5% in total holdings), Cavalry/Mercer/CM – 1,026,089 shares in aggregate (reduced from allowable to stay under 5% total holdings).

These shares of restricted stock were issued to accredited investors in a transaction not involving a public offering pursuant to Regulation D of the United States Securities Act of 1933, as amended. The securities described have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Shares issued in consideration of consulting services

The Company has issued 200,000 shares of restricted common stock to an individual providing educational content for use in its Robo Agent software application. The Company has issued 200,000 shares of restricted common stock to an individual developing sales related materials for its Robo Agent software application. The Company has issued 100,000 shares of restricted common stock to an individual who has assisted in evaluating acquisitions for the Company. The Company issued 100,000 shares of restricted common stock to an advisor who is assisting in the sales of its Robo Agent software application. The Company issued 100,000 shares of restricted common stock to an individual who is managing its data center activities. The Company issued 100,000 shares of restricted common stock to an individual who is assisting in the training of agents for its Robo Agent software application.

Shares issued as management incentives

The Company has issued 200,000 shares of restricted common stock to its CEO as an incentive bonus for the first half of FY2026. The Company has issued 200,000 shares restricted common stock to the Chairman of the Board of Directors as an incentive bonus for the first half of FY2026.

These shares of restricted stock were issued to accredited investors in a transaction not involving a public offering pursuant to Regulation D of the United States Securities Act of 1933, as amended. The securities described have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Shares issued as incentive bonus for FY2026

As noted above, the Company has issued 200,000 shares of restricted common stock to its CEO as an incentive bonus for the first half of FY2026. Also as noted above, the Company has issued 200,000 shares restricted common stock to the Chairman of the Board of Directors as an incentive bonus for the first half of FY2026. These issuances are in addition to all other previously disclosed compensation arrangements.

Item 8.01 Other Events.

The Company issued a press release on June 30, 2026 discussing its financing facility noted above. A copy of the press release is included in Exhibit 99.1 of this filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Common Stock Purchase Agreement dated June 26, 2026
10.2	Convertible Promissory Note dated June 26, 2026
10.3	Registration Rights Agreement dated June 26, 2026
99.1	Press Release dated June 30, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2026	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO

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